Exhibit 10.1 – Agreement with Ocean Cross Business Solutions Group LLC

July 1, 2013

Fragmented Industry Exchange Inc
80 Mountain Laurel Rd
Fairfield CT 06824

Attn:   Mary Ellen Schloth, CEO

This letter is to confirm Ocean Cross Business Solutions Group LLC (the “Consultant”) terms and conditions (the “Agreement”) in providing business services (“Services”) to Fragmented Industry Exchange Inc (the “Client”):

Client Name and Address:                                 Fragmented Industry Exchange Inc (the “Client”)
Client Contact:                                                    William Schloth
Assignment Description:	Complete the Clients S1 filing, corporate governance other accounting, finance and general management
Assignment Length:	Until terminated as provided below.
Consultant Assigned:                                         William Schloth
Project Start Date:                                              Date first written above
Cash Compensation:	$5,000 per month
Billing Type:	By invoice, payable upon receipt.

Independent Contractor Relationship.   Nothing herein or as per contract otherwise signed shall be construed to create the relationship of employer and employee between the Company and Consultant.    Consultant recognizes, understands and agrees that as an independent contractor, (1) Consultant is not entitled to unemployment insurance benefits; (2) Consultant is not entitled to workers compensation benefits; and (3) Consultant is obligated to file federal and state income tax reports on any monies paid pursuant this arrangement.   Please complete the attached W-9 for our files and properly filing requirements.

Authority.  Consultant will have no authority whatsoever to assume or create any obligation, liability, or undertake and responsibility whatsoever, express or implied on behalf of or in the name of the Company or any affiliate.

Confidential Information and Other Restrictions.    Either during or after the term of Consultant’s working relationship with the Company, Consultant agrees not communicate, disclose, or utilize to Consultant’s own benefit or the benefit of any other entity or persons, any techniques, plans, designs, programs, customer information or other information not in the public domain pertaining to the business or affairs of the Company or of any of its affiliates.    Information shall not be considered to be in the public domain if revealed or disclosed in contravention of this Agreement or the agreements made between the Company and other parties except in accordance with the Company’s privacy notice provisions and in furtherance of Consultant’s business; and

Upon termination of Consultant’s working relationship with the Company, Consultant agrees to immediately surrender to the Company all originals, software, or computer systems programs, and copies any other documents and material received by Consultant while retained.   Consultant shall not retain or deliver to any other entity or person any of the foregoing or a summary or memorandum thereof.

Indemnification.  Consultant agrees to indemnify and hold harmless the Company and its personnel and any affiliate of Company from and against any and all actions, losses, damages, claims, liabilities, costs and expenses (including without limitation, reasonable legal fees and expenses) except for situations arising out of gross negligence on behalf of the Company or any other person employed by Company, arising in any way out of or relating to this Rider.    The provision of this paragraph shall apply regardless of the form of action, loss, damage, claim, liability, cost, or expense, whether in contract, statute, tort (including without limitation, negligence), or otherwise.   The provisions of this paragraph shall survive the completion or termination of Consultant’s relationship with the Company.

Applicable Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

Invalidity.   Except as otherwise specified herein, the invalidity or unenforceability of any term or terms of this agreement shall not invalidate, make unenforceable or otherwise affect any other term of this agreement which shall remain in full force and effect.

Waiver.   No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of time for performance of any other obligations or acts.

This Agreement may be terminated by the Consultant or the Client at anytime.

If the forgoing is in accordance with your understanding please sign and return the duplicate of this letter.    Thank you for the opportunity to provide services.

Agreed and Accepted:

Ocean Cross Business Solutions Group llc                                            Fragmented Industry Exchange Inc

By: //William E Schloth/                                                                            By:  //Mary Ellen Schloth/
William E. Schloth, CEO                                                                           Title: Chief Executive Officer